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                                                                   EXHIBIT 10.29


                                 July __, 1996



Mr. Frank R. Jarc                       PERSONAL AND
c/o Viking Office Products, Inc.        ------------
879 West 190th Street                   CONFIDENTIAL
Suite 1100                              ------------
Gardena, CA 90248

Dear Frank:

     This letter (the "Agreement") sets forth the understanding between you ("you" or "Executive") and Viking concerning (i) continuation of your salary in the event your employment with Viking is terminated by Viking without "CAUSE" before June 15, 1997, and (ii) the continuation of your employment following a "CHANGE IN CONTROL" and the "TERMINATION BENEFIT" you would receive in the event your employment with Viking were terminated by Viking without CAUSE or by you for "GOOD REASON" during a "POST-CHANGE EMPLOYMENT PERIOD," as those terms are defined in this letter.

1.   CERTAIN DEFINITIONS.  The following terms used herein shall have the
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following meanings:

     "CAUSE", when used with reference to termination of the employment of Executive by Viking for CAUSE, shall mean:

          (a) Executive's continuing wilful and material breach of his duties to Viking after he receives a demand from Viking's Chairman, President or Board of Directors specifying the manner in which he has wilfully and materially breached such duties, other than any such failure resulting from DISABILITY of Executive or his resignation for GOOD REASON, as those terms are defined herein; or

          (b) the conviction of Executive by any governmental agency or prosecutor on charge of a felony;

          (c) Executive's committing fraud in the course of his employment with Viking, such as embezzlement or other material and intentional violation of law against Viking; or

          (d) Executive's gross misconduct causing material harm to Viking.

     "CHANGE IN CONTROL" shall mean any of the following events and shall be deemed to have occurred on the date that:

          (a) Viking first has actual knowledge that any person (as such term is used in Sections 13(d) and 14(d)(2) of the EXCHANGE ACT) has become the beneficial owner (as
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Mr. Frank R. Jarc
July __, 1996
Page 2


     defined in Rule 13(d)-3 under the EXCHANGE ACT), directly or indirectly, of securities of Viking representing forty percent (40%) or more of the combined voting power of Viking's outstanding securities; or

          (b) the shareholders of Viking approve (i) a merger of Viking with or into any other corporation in which Viking is not the surviving corporation or in which Viking survives as a subsidiary of another corporation, (ii) a consolidation of Viking with any other corporation, or (iii) the sale or disposition of all or substantially all of Viking's assets or a plan of complete liquidation.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "DISABILITY" shall mean Executive's full-time absence from his duties with Viking, as a result of incapacity due to physical or mental illness.

     "DISABILITY PERIOD" shall mean a period of six (6) months commencing on the first day of a DISABILITY occurring during the POST-CHANGE EMPLOYMENT PERIOD.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "GOOD REASON" shall mean any one or more of the following, occurring without Executive's express written consent during the POST-CHANGE EMPLOYMENT PERIOD and within 90 days prior to Executive's resignation as a result thereof:

          (a) the failure of Viking's Board of Directors to elect and retain Executive as either Viking's Chief Financial Officer, with duties commensurate with such title;

          (b) a reduction by Viking in Executive's annual base salary as in effect immediately prior to the CHANGE IN CONTROL; or

          (c) the failure of Viking to grant Executive a performance bonus reasonably equivalent to the same percentage of salary Executive normally received prior to the CHANGE IN CONTROL, given comparable performance by Viking and Executive.

     "POST-CHANGE EMPLOYMENT PERIOD" shall mean a period of two years commencing when a CHANGE IN CONTROL occurs.

     "TERMINATION BENEFIT" shall mean the amount determined in accordance with paragraph (a) below, reduced as provided in paragraph (b) below, if applicable. If Executive is entitled to a TERMINATION BENEFIT, it shall be paid to Executive no later than the 60th day following the date on which his employment terminates.
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Mr. Frank R. Jarc
July __, 1996
Page 3


          (a) The TERMINATION BENEFIT shall be an amount equal to three times the average of Executive's annual salary and bonus for the three years immediately preceding the CHANGE IN CONTROL or, if shorter than three years, the period for which Executive has been employed by Viking immediately preceding the CHANGE IN CONTROL.

          (b) The TERMINATION BENEFIT otherwise payable hereunder shall be reduced to the extent, if any, necessary to prevent (i) the sum of all amounts (whether pursuant to the Agreement or otherwise) that constitute "parachute payments" to Executive under Section 280G (or any successor section) of the CODE, from exceeding (ii) One Dollar less than three times Executive's "base amount", as defined in said section of the CODE. Viking's independent certified public accountants shall determine Executive's "base amount" and the amounts that constitute "parachute payments" to Executive, and such determinations shall be final and binding on Viking and Executive.

2.   EARLY TERMINATION.  If your employment is terminated by Viking without
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"cause" at any time before June 15, 1997, you will receive an amount equal to your full monthly salary for twelve months following the date of termination of your employment. This provision shall survive any termination of this Agreement.

3.   APPLICABILITY OF AGREEMENT.  Except as provided in Paragraph 2 above, this
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Agreement shall have no force or effect prior to a CHANGE IN CONTROL.  This
Agreement shall terminate automatically upon termination of the employment of Executive prior to a CHANGE IN CONTROL and, unless previously extended in writing by mutual agreement of Viking and Executive, shall terminate automatically on June 15, 1999, without notice from either party. Nothing herein shall in any way obligate Viking to retain Executive in its employ or entitle Executive to any compensation (except as provided in Paragraph 2) in the event his employment is terminated prior to a CHANGE IN CONTROL. Executive's rights in such event shall be determined without reference to this Agreement, other than Paragraph 2.

4.   CONSIDERATION; TERMINATION DURING POST-CHANGE EMPLOYMENT PERIOD.
     ---------------------------------------------------------------

     4.1 Subject to the terms and conditions of this Agreement, you agree that you will not resign from Viking during the POST-CHANGE EMPLOYMENT PERIOD except for GOOD REASON.

     4.2 If your employment with Viking is terminated during the POST-CHANGE EMPLOYMENT PERIOD, Viking shall pay you the TERMINATION BENEFIT, unless such termination is (a) because of your death, (b) because of your failure to resume full-time performance of your duties after the end of a DISABILITY PERIOD, (c) by Viking for CAUSE or (d) by your resignation other than for GOOD REASON.
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Mr. Frank R. Jarc
July __, 1996
Page 4


     4.3 If your employment with Viking is terminated by Viking for CAUSE, Viking shall give you written notice of termination specifying the facts and circumstances constituting such CAUSE.

5.   COMPENSATION UPON TERMINATION OR DURING DISABILITY.
     --------------------------------------------------

     5.1 During any DISABILITY PERIOD you shall continue to receive your full base salary at the rate then in effect, unless and until your employment is terminated.

     5.2 If your employment is terminated by Viking for CAUSE during the POST-CHANGE EMPLOYMENT PERIOD, Viking shall pay you your full base salary at the rate then in effect through the date of termination, together with any severance pay, vacation pay and sick leave pay to which you are entitled in accordance with company policy.

     5.3 If you become entitled to the TERMINATION BENEFIT in accordance with Paragraph 4.2, you shall receive, in addition to the TERMINATION BENEFIT, your full base salary and bonus at the rates then in effect through the date of termination. The TERMINATION BENEFIT shall be in lieu of any severance pay, vacation pay and sick leave pay to which you would otherwise be entitled in accordance with company policy.

     5.4 You shall not be required to mitigate the amount of any TERMINATION BENEFIT by seeking other employment or otherwise, nor shall the amount of any TERMINATION BENEFIT be reduced by any compensation earned by you as the result of employment by another employer, or otherwise.

     5.5 Except as expressly provided otherwise herein, none of the provisions of this Agreement is intended to curtail or limit in any way any contractual rights which you may have under any company plan in which you are eligible to participate or under any agreement binding on Viking to which you are a party, and all such contractual rights shall survive the execution of this Agreement and any CHANGE IN CONTROL. The TERMINATION BENEFIT shall not be considered compensation for any benefit calculation or other purpose under any retirement plan or other benefit plan maintained by Viking.

6.   SUCCESSORS; BINDING AGREEMENT.  This Agreement shall be binding on and
     -----------------------------
inure to the benefit of Viking and any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Viking. This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

7.   NOTICES.  All notices and all other communications provided for in the
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Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by
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Mr. Frank R. Jarc
July __, 1996
Page 5


United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt. Notices to Viking shall be directed to the attention of the President of Viking.

8.   ATTORNEYS' FEES.  In any litigation relating to this Agreement the
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prevailing party shall be entitled to recover its costs and reasonable attorneys' fees.

9.   CHOICE OF LAW.  The validity, interpretation, construction and performance
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of this Agreement shall be governed by the laws of the State of California.

     If this letter correctly sets forth our understanding on the subject matter hereof, kindly sign and return to Viking the enclosed copy of this letter, which will then constitute our Agreement on this subject.

                             Very truly yours,

                             VIKING OFFICE PRODUCTS, INC.


                             By
                               ------------------------------------
                               M. BRUCE NELSON, President

Agreed to this ___ day of
July, 1996.


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FRANK R. JARC